Bayshore Exploration L.L.C.                         20501 Kay Freeway, Suite 216
                                                              Katy, Texas  77450
                                                            Phone (281) 646-1919
                                                              Fax (281) 647-9448


                             PARTICIPATION AGREEMENT



Paxton Energy, Inc.
1940 Zinfandel Drive, Suite C
Rancho Cordova, California  95670

RE:      Cooke No. 3 Well
         Cooke Ranch Deep Prospect
         La Salle County, Texas

Gentlemen:

         Paxton Energy, Inc. ("PXTN") desires to apply for the purchase of a working interest in the Cooke Ranch Deep Prospect in La Salle County, Texas. PXTN ("Participant") hereby acknowledge that Bayshore Exploration L.L.C. ("Bayshore") will drill and put into production, if warranted, one test well known as the Cooke No. 3 in the Cooke Ranch Field Are for Edwards, Glenrose, Sligo, Hosston, Cotton Valley and/or Smackover oil/gas production.

         Participant hereby applies for the purchase of three & one quarter (3.25) percentage points at $117,000.00 per each percentage point (1.00% working interest) payable upon application, and tender herewith a share exchange agreement with a par value in the amount of $380,250.00.

         Participant hereby makes the following representations, warranties and commitments.

Initial only what is applicable:

a. By executing this Participation Agreement, Participant has, subject to exchange of 507,000 Paxton Energy (PXTE) common shares; committed itself to become a (3.25%) working interest owner in this prospect. KJM initials

b. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in this oil and gas prospect and of making an informed investment decision. KJM initials

DRILLING OPERATIONS: Upon acceptance of the above recited consideration, on or before July 31, 2005, Bayshore, with Bruington Engineering L.P. as operator, agrees to drill and test, and if warranted, complete and equip one oil and/or gas well at a location of Bayshore's choice on the subject leases described on Exhibit "A" attached hereto, with the following terms and conditions:

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Page 2                                                              June 3, 2005

1. Bayshore shall permit said test well with the Railroad Commission of Texas, survey and stake the drilling location, build a necessary lease road, prepare the location, cure title to the drillsite, contract with third party contractors and drill with due diligence on test well to a total depth of 21,000 feet, or a depth sufficient to test the Smackover formation, log and test said well for the purpose of establishing commercial oil/gas production or plugging and abandoning same. Bayshore shall have the right to cease drilling operations if an impenetrable substance or formation is encountered during the drilling of said well at any depth below 10,000 feet. Bayshore shall deliver a 75% net revenue interest in Participant in the Cooke No. 3 Well. Bayshore agrees that there shall be no back-in or carried working interest attributable to Participant's working interest in said test well.

2. Bayshore agrees that, during drilling and completion operations, Participant shall receive the following:

         a. Daily drilling and completion reports on the subject well.
         b. Copies of all logs, tests and samples gained from the drilling and completion of the subject well.
         c. Copies of all Railroad Commission of Texas filings on the subject well.

3. In the event that an oil and/or gas well completion is attempted on the subject test well, Participant agrees to pay its proportionate share of the completion costs for the well per the Authority for Expenditure (AFE) attached hereto as Exhibit "B" which equals $19,820.00 per each percentage point upon written and/or verbal notification from Bayshore.

4. Attached hereto as Exhibit "C" is a Joint Operating Agreement Model Form 610-1989. Said Operating Agreement is incorporated herein and shall govern all operations, including the Cooke No. 3 Well, on the Cooke Ranch Deep Prospect. Subsequent operations and subsequent wells drilled and completed on the prospect acreage shall be governed by the Joint Operating Agreement.

         Participant recognizes that an investment in oil and gas exploration involves a high degree of risk of loss of its entire investment. Participant has been advised to consult with its own financial advisors regarding this investment. Its commitments to all investments bear a reasonable relationship to its net worth and Participant is able to bear the risk of loss of its entire investment in this prospect.

         In the event that a dispute arises between Participant and Bayshore or its affiliates, or any of their respective successors, representatives, agents, officers or employees, in connection with this offering, the offer and sale of working interest, or this Participant Agreement, the parties hereto hereby expressly agree that any such dispute shall be resolved through Arbitration rather than litigation, and to submit the dispute to the American Arbitration Association within 15 days after receiving a written request to do so. If any party hereto fails to submit the dispute to Arbitration within the specified time above, the requesting party may then file any papers necessary to commence arbitration. The parties hereto agree that any hearing scheduled after an Arbitration proceeding is initiated, by either party, shall take place in Houston, Harris County, Texas.

         This Participation Agreement, and all of its terms and conditions, represent the entire agreement between Participant and Bayshore pertaining to the Cooke Ranch Deep Prospect, and supersedes any and all prior agreements, written or oral. Any changes to this agreement must be agreed to in writing by both parties hereto.

Page 3                                                              June 3, 2005

         This Participation Agreement, and all of its terms and conditions, shall be binding upon the parties hereto and shall extend to and be binding upon their respective heirs, successors and assigns. Participant shall provide Bayshore with written notice prior to assigning any or all of Participant's working interest herein to at third party.

         Amount of Working Interest: Participant represents that it is delivering herewith a share exchange agreement with a par value in the amount of $117,000.00 per each percentage point. The total point(s) for which Participant is offering to purchase and the total amount of the aforementioned share exchange are as follows:

                  Total Point(s) Desired:         Three & one quarter (3.25%)

                  Amount of Subscription:         $380,250.00

**Make check payable to Bayshore Exploration L.L.C.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below:

__________________________                    /s/ Keith J. McKenzie
S.S. No./Federal I.D. No.                     Participant's Signature

__________________________                    Paxton Energy, Inc. June 6, 2005
Business Address-Street                       Participant's Name & Date

__________________________                    2041 East 5th Avenue
City, State & Zip                             Home Address

__________________________                    Vancouver, B.C. V5N 1M3
Business Telephone                            City, State & Zip

__________________________                    604 215 3832
Fax Number                                    Home Telephone

__________________________
E-Mail Address

**Please note where and how you would like to receive your reports.

                                   ACCEPTANCE

         Bayshore Exploration L.L.C. hereby accepts the offer represented by the foregoing Participation Agreement, subject to the terms and conditions thereof.

         AGREED AND ACCEPTED ON THIS 6TH DAY OF JUNE, 2005.

         By: /s/ Jamin Swantner
            Jamin Swantner, President
JJS:jr
Exhibit "A", "B" & "C"